Exhibit 10.27


                   RESTATED STOCK PURCHASE AGREEMENT
                           AMENDMENT NO. 1

    This Amendment No. 1 to the Restated Stock Purchase Agreement is made as of the 10th day of March, 2003, by and between Biophan Technologies, Inc. (the "Company"), a corporation organized under the laws of the State of Nevada, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586, and Spectrum Advisors, Ltd., a Nevis Corporation with its offices at 38 Hertford Street, London, England W1J 7SG (the "Purchaser").

    WHEREAS, Bonanza Capital Masterfund, Ltd. ("Bonanza") entered into common stock purchase agreement dated June 6, 2002, which by its terms required the Company to prepare and file a registration statement within a certain number of days following the execution thereof; and

    WHEREAS, by mutual verbal agreement, Bonanza and the Company agreed that the Company could delay the filing of its registration statement until the Company had raised sufficient working capital to fund operations for the short term; and

    WHEREAS, the Purchaser and the Company entered into a Restated Stock Purchase Agreement dated November 22, 2002 which superseded in its entirety the purchase agreement between Bonanza and the Company which required the Company to file a registration statement as promptly as possible; and

    WHEREAS, the Company was engaged at that time in its ongoing private placement which terminated on January 5, 2003 and the Purchaser agreed that the Company could delay the filing of its registration statement until the completion of its private placement.

    NOW, THEREFORE, in consideration of the premises set forth herein and for all other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


    1. The Purchaser hereby acknowledges that the Company was engaged in a private placement of its common stock and warrants until January 5, 2003, and would have been unable to file a registration statement until completion of that offering.

    2. Section 7.1(a) of the Restated Stock Purchase Agreement be and hereby is amended to read as follows:

        "as soon as practicable, but in any event no later than February 1, 2003, prepare and file with the Commission the Registration Statement on Form SB-2 or other applicable form relating to the sale of the Shares by the Purchasers from time to time on the facilities of any securities exchange on which the Common Stock is then traded or in privately-negotiated transactions, which Registration Statement on Form SB-2 shall or other applicable from contain all material non-public information disclosed to the Purchasers by the Company in connection with the issuance and sale of the Shares."

    3. Section 2 of the Restated Stock Purchase Agreement be and hereby is amended to create a new Section 2.11 which shall read as follows:

        "The Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership of more than 9.9% of the Company's then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended."

    4. The balance of the Restated Stock Purchase Agreement shall remain in full force and affect, unamended.

    IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Restated Stock Purchase Agreement by their signature or the signature of their duly authorized representatives below.

            Biophan Technologies, Inc.



            By:____________________________
            Name:  Michael L. Weiner
            Title:  Chief Executive Officer

            Spectrum Advisors, Ltd.



            By:  __________________________
            Name:  Pierce Loughran
            Title:  Director